SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): August 26, 2003

Emerson Electric Co.

(Exact Name of Registrant as Specified in Charter)

Missouri	1-278	43-0259330

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Indentification Number)

8000 West Florissant Avenue St. Louis, Missouri	63136

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:

(314) 553-2000

Item 9.      Regulation FD Disclosure.

        The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary
(Percent change. Trailing 3-month average versus prior year.)

	May '03	Jun '03	Jul '03
Process Control	+10 to +15	+5 to +10	0 to +5
Industrial Automation	+5 to +10	+5	+5
Electronics and Telecom	-10 to -5	-5 to 0	+5
HVAC	-5 to 0	+5	+5 to +10
Appliance and Tools	-5 to 0	-5 to 0	-5 to 0
Total Emerson	0 to +5	0 to +5	0 to +5

July’03 Order Comments:

Favorable currency exchange rates positively affected July orders approximately 3 to 4 percent. Underlying trends (excluding currency, acquisitions, and divestitures) continued to improve and were flat for the three-month period.

Process orders were impacted by softness in North American and short-cycle orders.

Industrial Automation orders reflect steady international demand in most industrial goods markets offset by weakness in North America. While orders at GAAP have slowed, the underlying trend during the quarter continued to improve.

Electronics and Telecommunications orders turned positive with favorable trends in the OEM business and strength in the systems business.

HVAC orders reflect increases in North America and continued strength in China and the rest of Asia.

Appliance and Tools orders reflect softness in the commercial businesses and mixed results in the consumer related businesses.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: August 26, 2003	By:	/s/ H.M. Smith
H. M. Smith Assistant General Counsel and Assistant Secretary

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